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                                                                     EXHIBIT 4.1


                                AMENDMENT NO. 1 TO THE
                          HEALTH SYSTEMS DESIGN CORPORATION
                          1996 OMNIBUS EQUITY INCENTIVE PLAN


          HEALTH SYSTEMS DESIGN CORPORATION, having adopted the Health Systems Design Corporation 1996 Omnibus Equity Incentive Plan (the "Plan"), hereby amends the Plan, effective as of December 26, 1996, by deleting the numeral 500,000 from the first sentence of Section 4.1 and substituting the numeral 900,000 therefor.

          IN WITNESS WHEREOF, Health Systems Design Corporation, by its duly authorized officer, has executed this Amendment No. 1 to the Plan on the date indicated below.


                              HEALTH SYSTEMS DESIGN CORPORATION


Dated:  April 28, 1997        By  /s/ Richard C. Auger
                                 -------------------------------
                                 Title: Chief Executive Officer



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